Exhibit 1.01

Natural Gas Services Group, Inc.
Conflict Minerals Report
For The Year Ended December 31, 2022

This report for the year ended December 31, 2022 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule). The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (3TG). These requirements apply to registrants regardless of the geographic origin of the conflict minerals and whether or not they fund armed conflict.

If a registrant can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo or an adjoining country (the Covered Countries), or from recycled and scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry completed.

If a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those conflict minerals, then the issuer must exercise due diligence on the conflict minerals’ source and chain of custody. The registrant must annually submit a report, Conflict Minerals Report (CMR), to the SEC that includes a description of those due diligence measures.

ITEM 1. Company Overview

This report has been prepared and approved by management of Natural Gas Services Group, Inc. (herein referred to as “NGS,” the “Company,” “we,” “us,” or “our”).

We are a leading provider of natural gas compression services and equipment to the energy industry. The Company manufactures, fabricates, rents, sells and maintains natural gas compressors and flare systems for oil and natural gas production and plant facilities. NGS is headquartered in Midland, Texas, with fabrication facilities located in Tulsa, Oklahoma and Midland, Texas, and service facilities located in major oil and natural gas producing regions in the U.S.

ITEM 2. Products Overview

We conducted an analysis of our products and found 3TG is contained in the components used to manufacture and fabricate compressors and flares. Therefore, the products that we manufacture are subject to the reporting obligations of Rule 13p-1.

We defined the scope of our conflict minerals due diligence to include only components purchased to manufacture and fabricate our compressors and flares. We excluded purchases related to rebuilds/maintenance on rented or customer units and straight part sales, as they do not meet the requirements under the Rule since they are not used in manufacturing of our products.

ITEM 3. Supply Chain

Our company has many tiers in our supply chain, and we are therefore relying upon our suppliers to provide information on the origin of any 3TG contained in the components and materials supplied to us, including sources of 3TG that are supplied to them from their sub-tier suppliers. We are integrating a responsible sourcing of minerals requirement with our Conflict Minerals Policy. Our suppliers will be expected to provide the 3TG sourcing information to us annually per our Conflict Minerals Policy, thus we are relying and dependent upon our suppliers’ own due diligence work and their timely and accurate reporting of their due diligence. We adopted the standard EICC-GeSI Conflict Minerals Reporting Template and sent the questionnaire to our above described suppliers.

Exhibit 1.01
ITEM 4. Reasonable Country of Origin Inquiry (RCOI) and RCOI Conclusion

Due to the limited information provided to us by our suppliers during our inquiry, we are not yet able to identify all of the various smelting facilities that processed the 3TG contained in our products. Due to the breadth and complexity of Natural Gas Services Group, Inc.’s products and respective supply chain, it will take time for many of our suppliers to verify the origin of all of the minerals. Using our supply chain due diligence processes, driving accountability within the supply chain by leveraging the industry standard EICC-GeSI template, and continuing our outreach efforts, we hope to develop further transparency in our supply chain.

ITEM 5. Conflict Minerals Status Analysis and Conflict Status Conclusion

Natural Gas Services Group, Inc. has concluded that due to the limited information received from our suppliers, we are not yet able to determine the mine or other origin of all the minerals incorporated into the compressors and flares delivered to our customers in 2022.

ITEM 6A. Due Diligence Program

Conflict Minerals Policy

We have adopted the following conflict minerals policy:

Natural Gas Services Group, Inc.
Conflict Minerals Policy

In July 2010, the Wall Street Reform and Consumer Protection Act, also known as the Dodd-Frank Act, was signed into law. Although the focus of the Act is financial market regulatory reforms, it also imposes requirements relating to “Conflict Minerals.” Specifically, section 1502 of the Act imposes Security and Exchange Commission (SEC) reporting requirements upon publicly-traded companies whose products contain metals derived from minerals defined as “Conflict Minerals.” “Conflict Minerals” refers to tin, tantalum, tungsten and gold (or derivatives) mined in the eastern provinces of the Democratic Republic of the Congo (DRC) and in the adjoining countries (known as the “Conflict Region”), where revenues may be directly or indirectly financing armed groups engaged in civil war resulting in serious social and environmental abuses.

Natural Gas Services Group, Inc. (“NGS”) is committed to complying with the reporting obligations required under Section 1502 of the Act and any related rules and regulations issued by the SEC. Furthermore, NGS has to adopt the EICC Due Diligence reporting process to obtain chain of custody declaration from all NGS sourced and managed suppliers ensuring transparency and corporate social responsibility in our supply chain.

•To provide a timely response to our inquiries and questionnaires;

•To provide assistance in reaching out to their suppliers;

•To supply “DRC Conflict Free” materials to the best of their ability, i.e. if a conflict mineral is present in the item being supplied, take reasonable steps to ensure that it originates from a non-conflict area or from smelters that have been validated by an independent private sector party to be conflict free; and

•To inform us of any materials supplied that are not “DRC Conflict Free.”

Our policy is publicly available on our website at www.ngsgi.com.

ITEM 6B. Due Diligence Process

Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the framework in The Organization for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of

Exhibit 1.01
Minerals from Conflict-Affected and High-Risk Areas 2nd Edition (OECD Guidance) and the related Supplements for gold and for tin, tantalum and tungsten.

Management Systems

As mentioned above, our due diligence measures have been designed based of the OECD Framework, therefore, we have established a management system over conflict minerals. This included adopting a company policy which is posted on our website at www.ngsgi.com, establishing an internal conflict minerals team, gathering information from our suppliers, and reinforcing our grievance mechanisms, which are described more in-depth in the following captions of this section.

Internal Team

NGS utilizes our existing management system/team for conflict minerals. Our management system/team includes our VP of Technical Services, Interim Chief Financial Officer and Interim Chief Executive Officer. They are supported by a team of subject matter experts from relevant functions such as, purchasing, quality control, and manufacturing. The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy and is led by a Financial Reporting Manager who acts as the conflict minerals program manager. Senior management is briefed about the results of our due diligence efforts on a periodic basis.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have engaged a third party data collection and software vendor, Compliance XL, to send and receive supplier RCOI questionnaires. Feedback from this engagement has allowed us to gather and review the conclusions and statements rendered in this report.

Escalation Procedures

We have multiple longstanding grievance mechanisms whereby employees and suppliers can report violations of NGS’s policies. Any violations of policy can be reported internally through the chain of management or directly to an appropriate level within the Company. We also deploy a whistle blower/hotline for issues that need attention without utilizing the chain of management.

Maintain Records

Natural Gas Services Group, Inc. has established our due diligence compliance process and set forth documentation and record maintenance mechanism to ensure the retention of relevant documentation in a structured electronic database.

ITEM 6C. Steps to be Taken to Mitigate Risk and Maturing Due Diligence Program

As we move towards further developing our due diligence program, we intend to take the following steps to continue to mitigate any possible risk that the necessary conflict minerals in our products could benefit armed groups in the DRC or adjoining countries:

•Enhance supplier communication and response process to improve due diligence data accuracy and completion; and

•Support industry efforts to continue to influence additional smelters to obtain Conflict Free Smelter ("CFS") status through our supply chain, where possible.

ITEM 7. Identify and Assess Risk in the Supply Chain

Because of our size, the complexity of the components in our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. Accordingly we participate in a number of industry-wide initiatives as described above.

We have identified approximately 2,083 components purchased from 228 direct suppliers. We rely on these suppliers, whose components contain 3TG, to provide us with information about the source of conflict minerals contained in the components supplied to us. Our direct suppliers are similarly reliant upon information provided by their suppliers.

Exhibit 1.01

ITEM 8. Design and Implement a Strategy to Respond to Risks

Natural Gas Services Group, Inc. will work with our suppliers who are sourcing 3TG from a non-Conflict Free smelter to establish an alternative source of 3TG from a Conflict Free smelter, within a reasonable time frame. The time frame will be dependent on the criticality of the specific part and availability of alternative suppliers. Currently, we have found no instances where changing suppliers is necessary.

ITEM 9. Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified

Points in the Supply Chain

We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. We rely on the audits performed by the Conflict-Free Sourcing Initiative ("CFSI").

ITEM 10. Report on Supply Chain Due Diligence

•In addition to this report, see our website at www.ngsgi.com for further information about our supply chain due diligence.

•Due Diligence Process

We conducted a survey of those suppliers described above using the template developed by the Electronic Industry Citizenship Coalition® (“EICC®”) and The Global e-Sustainability Initiative (“GeSI”) (referred to as the “Template”). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on EICC’s website. The Template is being used by many companies in their due diligence processes related to conflict minerals.

Survey Responses

We received responses approximately 45% of the suppliers surveyed which covers 70% of the components identified above. We reviewed the responses against internally developed criteria to determine which required further engagement with our suppliers. If a response was untimely or incomplete, we have worked directly with our suppliers to provide revised responses.

Through Compliance XL, Natural Gas Services Group created and maintained a database of a majority of all templates sent and the supplier received responses. The large majority of the responses received provided data at a company or divisional level or, were unable to connect the smelters or refiners used in the components supplied to NGS (all smelters and refiners supplied were from non-conflict area). Thus, we are therefore unable to determine whether any of the conflict minerals reported by the suppliers were contained in components or parts supplied to us or to validate that any of these smelters or refiners are actually in our supply chain.

Efforts to Determine Mine or Location of Origin

Through our participation in the OECD implementation programs and requesting our suppliers to complete the Template, we have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

Smelters or Refiners

As mentioned above, the majority of the responses received provided data at the company or divisional level or, were able to connect the smelters or refiners used in the components supplied to NGS. Based on the information provided, NGS believes the smelters and refiners that may have been used to produce 3TG minerals in NGS’s compressors and flares include those listed in Annex I. Based on information provided by our suppliers and information available from the CFSI, NGS believes

Exhibit 1.01

that the countries of origin of 3TG minerals processed by these smelters and refiners includes the countries listed in Annex II. Of the supplier-reported smelters or refiners, none were identified as potentially sourcing minerals from the DRC or adjoining countries. NGS found no reasonable basis for concluding that any 3TG minerals known to be in its supply chain directly or indirectly financed or benefited armed groups in the DRC or surrounding countries.

Exhibit 1.01

ANNEX I
METAL	SMELTER NAME	SMELTER COUNTRY
Gold (Au)	L'Orfebre S.A.	ANDORRA
Gold (Au)	ABC Refinery Pty Ltd.	AUSTRALIA
Gold (Au)	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold (Au)	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold (Au)	Industrial Refining Company	BELGIUM
Gold (Au)	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold (Au)	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold (Au)	Marsam Metals	BRAZIL
Gold (Au)	CCR Refinery - Glencore Canada Corporation	CANADA
Gold (Au)	Johnson Matthey Limited	CANADA
Gold (Au)	Royal Canadian Mint	CANADA
Gold (Au)	Planta Recuperadora de Metales SpA	CHILE
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold (Au)	Dongwu Gold Group	CHINA
Gold (Au)	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold (Au)	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold (Au)	Guangdong Jinding Gold Limited	CHINA
Gold (Au)	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold (Au)	Heraeus Metals Hong Kong Ltd.	CHINA
Gold (Au)	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold (Au)	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold (Au)	Jiangxi Copper Co., Ltd.	CHINA
Gold (Au)	Lingbao Gold Co., Ltd.	CHINA
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold (Au)	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold (Au)	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold (Au)	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold (Au)	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold (Au)	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold (Au)	Shandong Humon Smelting Co., Ltd.	CHINA
Gold (Au)	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold (Au)	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold (Au)	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold (Au)	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold (Au)	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold (Au)	Yunnan Copper Industry Co., Ltd.	CHINA
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold (Au)	C.I Metales Procesados Industriales SAS	COLOMBIA

Exhibit 1.01

ANNEX I
METAL	SMELTER NAME	SMELTER COUNTRY
Gold (Au)	Gold by Gold Colombia	COLOMBIA
Gold (Au)	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold (Au)	SAFINA A.S.	CZECHIA
Gold (Au)	SAAMP	FRANCE
Gold (Au)	WEEEREFINING	FRANCE
Gold (Au)	Agosi AG	GERMANY
Gold (Au)	Aurubis AG	GERMANY
Gold (Au)	C. Hafner GmbH + Co. KG	GERMANY
Gold (Au)	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold (Au)	Heimerle + Meule GmbH	GERMANY
Gold (Au)	Heraeus Germany GmbH Co. KG	GERMANY
Gold (Au)	WIELAND Edelmetalle GmbH	GERMANY
Gold (Au)	Gold Coast Refinery	GHANA
Gold (Au)	Augmont Enterprises Private Limited	INDIA
Gold (Au)	Bangalore Refinery	INDIA
Gold (Au)	CGR Metalloys Pvt Ltd.	INDIA
Gold (Au)	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold (Au)	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold (Au)	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold (Au)	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold (Au)	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold (Au)	JALAN & Company	INDIA
Gold (Au)	Kundan Care Products Ltd.	INDIA
Gold (Au)	MD Overseas	INDIA
Gold (Au)	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold (Au)	Sai Refinery	INDIA
Gold (Au)	Shirpur Gold Refinery Ltd.	INDIA
Gold (Au)	Sovereign Metals	INDIA
Gold (Au)	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold (Au)	8853 S.p.A.	ITALY
Gold (Au)	Chimet S.p.A.	ITALY
Gold (Au)	Italpreziosi	ITALY
Gold (Au)	Safimet S.p.A	ITALY
Gold (Au)	T.C.A S.p.A	ITALY
Gold (Au)	Aida Chemical Industries Co., Ltd.	JAPAN
Gold (Au)	Asahi Pretec Corp.	JAPAN
Gold (Au)	Asaka Riken Co., Ltd.	JAPAN
Gold (Au)	Chugai Mining	JAPAN
Gold (Au)	Dowa	JAPAN
Gold (Au)	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold (Au)	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold (Au)	Eco-System Recycling Co., Ltd. West Plant	JAPAN

Exhibit 1.01

ANNEX I
METAL	SMELTER NAME	SMELTER COUNTRY
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold (Au)	Japan Mint	JAPAN
Gold (Au)	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold (Au)	Kojima Chemicals Co., Ltd.	JAPAN
Gold (Au)	Matsuda Sangyo Co., Ltd.	JAPAN
Gold (Au)	Mitsubishi Materials Corporation	JAPAN
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold (Au)	Nihon Material Co., Ltd.	JAPAN
Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold (Au)	Tanaka Denshi Kogyo K.K	JAPAN
Gold (Au)	Tokuriki Honten Co., Ltd.	JAPAN
Gold (Au)	Yamakin Co., Ltd.	JAPAN
Gold (Au)	Yokohama Metal Co., Ltd.	JAPAN
Gold (Au)	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold (Au)	Kazzinc	KAZAKHSTAN
Gold (Au)	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold (Au)	Do Sung Corporation	REPUBLIC OF KOREA
Gold (Au)	HwaSeong CJ CO., LTD.	REPUBLIC OF KOREA
Gold (Au)	Korea Zinc Co., Ltd.	REPUBLIC OF KOREA
Gold (Au)	LS-NIKKO Copper Inc.	REPUBLIC OF KOREA
Gold (Au)	LT Metal Ltd.	REPUBLIC OF KOREA
Gold (Au)	NH Recytech Company	REPUBLIC OF KOREA
Gold (Au)	Samduck Precious Metals	REPUBLIC OF KOREA
Gold (Au)	Samwon Metals Corp.	REPUBLIC OF KOREA
Gold (Au)	SungEel HiMetal Co., Ltd.	REPUBLIC OF KOREA
Gold (Au)	Torecom	REPUBLIC OF KOREA
Gold (Au)	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold (Au)	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold (Au)	Modeltech Sdn Bhd	MALAYSIA
Gold (Au)	Sellem Industries Ltd.	MAURITANIA
Gold (Au)	Caridad	MEXICO
Gold (Au)	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold (Au)	REMONDIS PMR B.V.	NETHERLANDS
Gold (Au)	Morris and Watson	NEW ZEALAND
Gold (Au)	K.A. Rasmussen	NORWAY
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold (Au)	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold (Au)	Albino Mountinho Lda.	PORTUGAL
Gold (Au)	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold (Au)	JSC Uralelectromed	RUSSIAN FEDERATION

Exhibit 1.01

ANNEX I
METAL	SMELTER NAME	SMELTER COUNTRY
Gold (Au)	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold (Au)	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold (Au)	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold (Au)	L'azurde Company For Jewelry	SAUDI ARABIA
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold (Au)	AU Traders and Refiners	SOUTH AFRICA
Gold (Au)	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold (Au)	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold (Au)	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold (Au)	Sudan Gold Refinery	SUDAN
Gold (Au)	Boliden AB	SWEDEN
Gold (Au)	Argor-Heraeus S.A.	SWITZERLAND
Gold (Au)	Cendres + Metaux S.A.	SWITZERLAND
Gold (Au)	Metalor Technologies S.A.	SWITZERLAND
Gold (Au)	MKS PAMP SA	SWITZERLAND
Gold (Au)	PX Precinox S.A.	SWITZERLAND
Gold (Au)	Valcambi S.A.	SWITZERLAND
Gold (Au)	Singway Technology Co., Ltd.	TAIWAN
Gold (Au)	Solar Applied Materials Technology Corp.	TAIWAN
Gold (Au)	Super Dragon Technology Co., Ltd.	TAIWAN
Gold (Au)	Umicore Precious Metals Thailand	THAILAND
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold (Au)	Istanbul Gold Refinery	TURKEY
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold (Au)	African Gold Refinery	UGANDA
Gold (Au)	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold (Au)	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold (Au)	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold (Au)	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold (Au)	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold (Au)	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold (Au)	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold (Au)	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold (Au)	Alexy Metals	UNITED STATES OF AMERICA
Gold (Au)	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold (Au)	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold (Au)	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold (Au)	Materion	UNITED STATES OF AMERICA
Gold (Au)	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold (Au)	Metalor USA Refining Corporation	UNITED STATES OF AMERICA

Exhibit 1.01

ANNEX I
METAL	SMELTER NAME	SMELTER COUNTRY
Gold (Au)	Pease & Curren	UNITED STATES OF AMERICA
Gold (Au)	QG Refining, LLC	UNITED STATES OF AMERICA
Gold (Au)	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold (Au)	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold (Au)	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold (Au)	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Tantalum (Ta)	AMG Brasil	BRAZIL
Tantalum (Ta)	Mineracao Taboca S.A.	BRAZIL
Tantalum (Ta)	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum (Ta)	F & X	CHINA
Tantalum (Ta)	FIR Metals & Resource Ltd.	CHINA
Tantalum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum (Ta)	Jiangxi Tuohong New Raw Material	CHINA
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum (Ta)	RFH	CHINA
Tantalum (Ta)	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum (Ta)	5D Production OU	ESTONIA
Tantalum (Ta)	Molycorp Silmet A.S.	ESTONIA
Tantalum (Ta)	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum (Ta)	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum (Ta)	Global Advanced Metals Aizu	JAPAN
Tantalum (Ta)	H.C. Starck Ltd.	JAPAN
Tantalum (Ta)	Mitsui Mining & Smelting	JAPAN
Tantalum (Ta)	Taki Chemical Co., Ltd.	JAPAN
Tantalum (Ta)	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum (Ta)	KEMET Blue Metals	MEXICO
Tantalum (Ta)	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum (Ta)	TANIOBIS Co., Ltd.	THAILAND
Tantalum (Ta)	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum (Ta)	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum (Ta)	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum (Ta)	QuantumClean	UNITED STATES OF AMERICA
Tantalum (Ta)	Telex Metals	UNITED STATES OF AMERICA

Exhibit 1.01

ANNEX I
METAL	SMELTER NAME	SMELTER COUNTRY
Tin (Sn)	Aurubis Beerse	BELGIUM
Tin (Sn)	EM Vinto	BOLIVIA
Tin (Sn)	Operaciones Metalurgicas S.A.	BOLIVIA
Tin (Sn)	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin (Sn)	Estanho de Rondonia S.A.	BRAZIL
Tin (Sn)	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin (Sn)	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin (Sn)	Melt Metais e Ligas S.A.	BRAZIL
Tin (Sn)	Mineracao Taboca S.A.	BRAZIL
Tin (Sn)	Resind Industria e Comercio Ltda.	BRAZIL
Tin (Sn)	Super Ligas	BRAZIL
Tin (Sn)	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin (Sn)	Chengfeng Metals Co Pte Ltd	CHINA
Tin (Sn)	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin (Sn)	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin (Sn)	China Tin Group Co., Ltd.	CHINA
Tin (Sn)	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin (Sn)	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin (Sn)	Gejiu Zi-Li	CHINA
Tin (Sn)	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin (Sn)	Jiangxi Nanshan	CHINA
Tin (Sn)	Yunnan Tin Company Limited	CHINA
Tin (Sn)	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin (Sn)	Precious Minerals and Smelting Limited	INDIA
Tin (Sn)	CV Ayi Jaya	INDONESIA
Tin (Sn)	CV Nurjanah	INDONESIA
Tin (Sn)	CV Venus Inti Perkasa	INDONESIA
Tin (Sn)	PT Artha Cipta Langgeng	INDONESIA
Tin (Sn)	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin (Sn)	PT Babel Inti Perkasa	INDONESIA
Tin (Sn)	PT Babel Surya Alam Lestari	INDONESIA
Tin (Sn)	PT Bangka Prima Tin	INDONESIA
Tin (Sn)	PT Bangka Serumpun	INDONESIA
Tin (Sn)	PT Bangka Tin Industry	INDONESIA
Tin (Sn)	PT Belitung Industri Sejahtera	INDONESIA
Tin (Sn)	PT Bukit Timah	INDONESIA
Tin (Sn)	PT Cipta Persada Mulia	INDONESIA
Tin (Sn)	PT Menara Cipta Mulia	INDONESIA
Tin (Sn)	PT Mitra Stania Prima	INDONESIA
Tin (Sn)	PT Mitra Sukses Globalindo	INDONESIA

Exhibit 1.01

ANNEX I
METAL	SMELTER NAME	SMELTER COUNTRY
Tin (Sn)	PT Panca Mega Persada	INDONESIA
Tin (Sn)	PT Premium Tin Indonesia	INDONESIA
Tin (Sn)	PT Prima Timah Utama	INDONESIA
Tin (Sn)	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin (Sn)	PT Rajawali Rimba Perkasa	INDONESIA
Tin (Sn)	PT Refined Bangka Tin	INDONESIA
Tin (Sn)	PT Sariwiguna Binasentosa	INDONESIA
Tin (Sn)	PT Stanindo Inti Perkasa	INDONESIA
Tin (Sn)	PT Sukses Inti Makmur	INDONESIA
Tin (Sn)	PT Timah Nusantara	INDONESIA
Tin (Sn)	PT Timah Tbk Kundur	INDONESIA
Tin (Sn)	PT Timah Tbk Mentok	INDONESIA
Tin (Sn)	PT Tinindo Inter Nusa	INDONESIA
Tin (Sn)	PT Tirus Putra Mandiri	INDONESIA
Tin (Sn)	PT Tommy Utama	INDONESIA
Tin (Sn)	Dowa	JAPAN
Tin (Sn)	Mitsubishi Materials Corporation	JAPAN
Tin (Sn)	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin (Sn)	Modeltech Sdn Bhd	MALAYSIA
Tin (Sn)	DS Myanmar	MYANMAR
Tin (Sn)	Pongpipat Company Limited	MYANMAR
Tin (Sn)	Funsur Smelter	PERU
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin (Sn)	Fenix Metals	POLAND
Tin (Sn)	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tin (Sn)	Luna Smelter, Ltd.	RWANDA
Tin (Sn)	CRM Synergies	SPAIN
Tin (Sn)	Metallo Spain S.L.U.	SPAIN
Tin (Sn)	Rui Da Hung	TAIWAN
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin (Sn)	Thailand Smelting & Refining Co Ltd	THAILAND
Tin (Sn)	Alpha	UNITED STATES OF AMERICA
Tin (Sn)	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin (Sn)	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin (Sn)	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin (Sn)	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin (Sn)	VQB Mineral and Trading Group JSC	VIET NAM
Tungsten (W)	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten (W)	ACL Metais Eireli	BRAZIL
Tungsten (W)	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten (W)	Cronimet Brasil Ltda	BRAZIL

Exhibit 1.01

ANNEX I
METAL	SMELTER NAME	SMELTER COUNTRY
Tungsten (W)	Chaozhou Xianglu Tungsten Industry Co., Ltd.	CHINA
Tungsten (W)	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	China Molybdenum Co., Ltd.	CHINA
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten (W)	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten (W)	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten (W)	Fujian Xinlu Tungsten	CHINA
Tungsten (W)	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten (W)	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CHINA
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten (W)	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten (W)	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
Tungsten (W)	H.C. Starck Tungsten GmbH	GERMANY
Tungsten (W)	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten (W)	A.L.M.T. Corp.	JAPAN
Tungsten (W)	Japan New Metals Co., Ltd.	JAPAN
Tungsten (W)	DONGKUK INDUSTRIES CO., LTD.	REPUBLIC OF KOREA
Tungsten (W)	HANNAE FOR T Co., Ltd.	REPUBLIC OF KOREA
Tungsten (W)	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten (W)	Artek LLC	RUSSIAN FEDERATION
Tungsten (W)	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten (W)	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten (W)	LLC Vostok	RUSSIAN FEDERATION
Tungsten (W)	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten (W)	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten (W)	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten (W)	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten (W)	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten (W)	Lianyou Metals Co., Ltd.	TAIWAN
Tungsten (W)	ATI Metalworking Products	UNITED STATES OF AMERICA

Exhibit 1.01

ANNEX I
METAL	SMELTER NAME	SMELTER COUNTRY
Tungsten (W)	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten (W)	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten (W)	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten (W)	Masan High-Tech Materials	VIETNAM
Tungsten (W)	Tungsten Vietnam Joint Stock Company	VIETNAM

Exhibit 1.01

ANNEX II
COUNTRIES OF ORIGIN OF MINERAL PROCESSED BY SUPPLIER-REPORTED SMELTERS AND REFINERS
ANDORRA	NEW ZEALAND
AUSTRALIA	NORWAY
AUSTRIA	PERU
BELGIUM	PHILIPPINES
BOLIVIA	POLAND
BRAZIL	PORTUGAL
CANADA	REPUBLIC OF KOREA
CHILE	RUSSIAN FEDERATION
CHINA	RWANDA
COLOMBIA	SAUDI ARABIA
CZECHIA	SINGAPORE
ESTONIA	SOUTH AFRICA
FRANCE	SPAIN
GERMANY	SUDAN
GHANA	SWEDEN
INDIA	SWITZERLAND
INDONESIA	TAIWAN
ITALY	THAILAND
JAPAN	TURKEY
KAZAKHSTAN	UGANDA
KYRGYZSTAN	UNITED ARAB EMIRATES
LITHUANIA	UNITED STATES OF AMERICA
MALAYSIA	UZBEKISTAN
MAURITANIA	VIETNAM
MEXICO	VIETNAM
MYANMAR	ZIMBABWE
NETHERLANDS